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                                                                       EXHIBIT 5

                              Coleman & Rhine LLP
                          1120 Avenue of the Americas
                            New York, New York 10036

                                                                 October 4, 1996

Health Management Systems, Inc.
401 Park Avenue South
New York, New York 10016

     Re: Form S-4 Registration Statement (the "Registration Statement")

Gentlemen:

     We have acted as counsel to Health Management Systems, Inc., a New York corporation ("HMS"), in connection with the merger (the "Merger") and related transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 3, 1996 (the "Merger Agreement"), by and among HMS, QSM Acquisition Corp. and Quality Standards in Medicine, Inc. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     Based upon the foregoing, we are of the opinion that the shares of common stock, par value $.01 per share, of HMS issuable in connection with the Merger have been duly authorized, and, when issued in accordance with the terms set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Information Statement/Prospectus that forms a part of the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     This opinion is as of the date hereof and is limited to the laws in effect as of the date hereof. We undertake no obligation to advise you of any change, whether legal or factual, in any matters set forth herein.

                                          Very truly yours,

                                          /s/  COLEMAN & RHINE LLP

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                                          Coleman & Rhine LLP